Exhibit 10.22

As of March 1, 2001

Susan C. Gordon
45 West 60th Street, Apt. 24K
New York, New York 10023

Dear Ms. Gordon:

        Viacom Inc. ("Viacom"), 1515 Broadway, New York, New York 10036, agrees to employ you and you agree to accept such employment upon the following terms and conditions:

        1.     Term.    The term of your employment under this Agreement shall commence on March 1, 2001 and, unless terminated by Viacom or you pursuant to paragraph 8(a), (b) or (c), shall continue through and until February 29, 2004. The period from March 1, 2001 through February 29, 2004 is referred to as the "Term" notwithstanding any earlier termination of your employment for any reason.

        2.     Duties.    You agree to devote your entire business time, attention and energies to the business of Viacom and its subsidiaries during your employment with Viacom. You shall be Vice President, Controller and Chief Accounting Officer of Viacom, and you agree to perform such duties, and such other duties reasonable and consistent with such office as may be assigned to you from time to time by the Executive Vice President, Chief Financial Officer of Viacom or such other individual as may be designated by the Chief Operating Officer (the "COO") of Viacom. Your principal place of business shall be at Viacom's headquarters in the New York metropolitan area.

        3.     Compensation.

        (a)   Salary.    For all the services rendered by you in any capacity under this Agreement, Viacom agrees to pay you Four Hundred Twenty Five Thousand Dollars ($425,000) a year in base salary ("Salary"), less applicable deductions and withholding taxes, in accordance with Viacom's payroll practices as they may exist from time to time. Your Salary shall be increased on March 1, 2002 to Four Hundred Fifty Five Thousand Dollars ($455,000) a year and on March 1, 2003 to Four Hundred Eighty Five Thousand Dollars ($485,000) a year.

Susan C. Gordon
As of March 1, 2001

        (b)   Bonus Compensation.    You also shall be entitled to receive annual bonus compensation ("Bonus") during your employment with Viacom under this Agreement, determined and payable as follows:

  (i)
  Your Bonus for each calendar year during your employment with Viacom under this Agreement shall be determined in accordance with the Viacom Short-Term Incentive Plan, as the same may be amended from time to time (the "STIP").

  (ii)
  Your target bonus ("Target Bonus") for each of those calendar years shall be 50% of your Salary as in effect on November 1st of such year (or the last day of the Term, if earlier). Your Bonus may be prorated for any portion of the calendar year that you were employed by the Company.

  (iii)
  Your Bonus for any calendar year shall be payable, less applicable deductions and withholding taxes, by February 28th of the following year.

        (c)   Annual Stock Option Grants.    You shall receive an annual grant for calendar years 2002, 2003 and 2004 (the "Annual Grants") under Viacom's 2000 Long-Term Management Incentive Plan or any successor plans of stock options to purchase Forty Thousand (40,000) shares of Viacom Class B Common Stock. The Annual Grants shall be awarded as of the date on which the Compensation Committee of the Viacom Board of Directors shall award the major stock option grant to the senior executives of Viacom for such year and shall be on the same terms (i.e., with respect to vesting, exercise price and exercise term) as such grant.

        4.     Benefits.    You shall participate in such vacation, medical, dental, life insurance, long-term disability insurance, 401(k), pension and other plans as Viacom may have or establish from time to time and in which you would be entitled to participate under the terms of the plan. This provision, however, shall not be construed to either require Viacom to establish any welfare, compensation or long-term incentive plans, or to prevent the modification or termination of any plan once established, and no action or inaction with respect to any plan shall affect this Agreement.

        5.     Business Expenses.    During your employment under this Agreement, Viacom shall reimburse you for such reasonable travel and other expenses incurred in the performance of your duties as are customarily reimbursed to Viacom executives at comparable levels. You shall receive a car allowance of $750 per month.

        6.     Non-Competition, Confidential Information, Etc.

        (a)   Non-Competition.    You agree that your employment with Viacom is on an exclusive basis and that, while you are employed by Viacom, you shall not engage in any other business activity which is in conflict with your duties and obligations (including your commitment of time) under this Agreement. You agree that, during the Non-Compete Period (as

Susan C. Gordon
As of March 1, 2001

defined below), you shall not directly or indirectly engage in or participate as an owner, partner, stockholder, officer, employee, director, agent of or consultant for any business competitive with any business of Viacom, without the written consent of Viacom; provided, however, that this provision shall not prevent you from investing as less than a one (1%) percent stockholder in the securities of any company listed on a national securities exchange or quoted on an automated quotation system. The Non-Compete Period shall cover the entire Term; provided, however, that, if your employment terminates before the end of the Term, the Non-Compete Period shall terminate, if earlier, (i) one year after you terminate your employment for Good Reason or Viacom terminates your employment without Cause, or on such earlier date as you may make the election under paragraph 6(j) (which relates to your ability to terminate your obligations under this paragraph 6(a) in exchange for waiving your right to certain compensation and benefits); or (ii) eighteen (18) months after Viacom terminates your employment for Cause. (Defined terms used without definitions in the preceding sentence have the meanings provided in paragraphs 8(a) and (b).)

        (b)   Confidential Information.    You agree that, during the Term or at any time thereafter, (i) you shall not use for any purpose other than the duly authorized business of Viacom, or disclose to any third party, any information relating to Viacom or any of its affiliated companies which is proprietary to Viacom or any of its affiliated companies ("Confidential Information"), including any trade secret or any written (including in any electronic form) or oral communication incorporating Confidential Information in any way (except as may be required by law or in the performance of your duties under this Agreement consistent with Viacom's policies); and (ii) you shall comply with any and all confidentiality obligations of Viacom to a third party, whether arising under a written agreement or otherwise. Information shall not be deemed Confidential Information which (x) is or becomes generally available to the public other than as a result of a disclosure by you or at your direction or by any other person who directly or indirectly receives such information from you, or (y) is or becomes available to you on a non-confidential basis from a source which is entitled to disclose it to you.

        (c)   No Solicitation, Etc.    You agree that, during the Term and for one (1) year thereafter, you shall not, directly or indirectly:

  (i)
  employ or solicit the employment of any person who is then or has been within six (6) months prior thereto, an employee of Viacom or any of its affiliated companies; or

  (ii)
  do any act or thing to cause, bring about, or induce any interference with, disturbance to, or interruption of any of the then-existing relationships (whether or not such relationships have been reduced to formal contracts) of Viacom or any of its affiliated companies with any customer, employee, consultant or supplier.

Susan C. Gordon
As of March 1, 2001

        (d)   Viacom Ownership.    The results and proceeds of your services under this Agreement, including, without limitation, any works of authorship resulting from your services during your employment with Viacom and/or any of its affiliated companies and any works in progress resulting from such services, shall be works-made-for-hire and Viacom shall be deemed the sole owner throughout the universe of any and all rights of every nature in such works, whether such rights are now known or hereafter defined or discovered, with the right to use the works in perpetuity in any manner Viacom determines in its sole discretion without any further payment to you. If, for any reason, any of such results and proceeds are not legally deemed a work-made-for-hire and/or there are any rights in such results and proceeds which do not accrue to Viacom under the preceding sentence, then you hereby irrevocably assign and agree to assign any and all of your right, title and interest thereto, including, without limitation, any and all copyrights, patents, trade secrets, trademarks and/or other rights of every nature in the work, whether now known or hereafter defined or discovered, and Viacom shall have the right to use the work in perpetuity throughout the universe in any manner Viacom determines in its sole discretion without any further payment to you. You shall, as may be requested by Viacom from time to time, do any and all things which Viacom may deem useful or desirable to establish or document Viacom's rights in any such results and proceeds, including, without limitation, the execution of appropriate copyright, trademark and/or patent applications, assignments or similar documents and, if you are unavailable or unwilling to execute such documents, you hereby irrevocably designate the COO or his designee as your attorney-in-fact with the power to execute such documents on your behalf. To the extent you have any rights in the results and proceeds of your services under this Agreement that cannot be assigned as described above, you unconditionally and irrevocably waive the enforcement of such rights. This paragraph 6(d) is subject to, and does not limit, restrict, or constitute a waiver by Viacom or any of its affiliated companies of any ownership rights to which Viacom or any of its affiliated companies may be entitled by operation of law by virtue of being your employer.

        (e)   Litigation.    You agree that, during the Term, for one (1) year thereafter and, if longer, during the pendancy of any litigation or other proceeding, (i) you shall not communicate with anyone (other than your own attorneys and tax advisors), except to the extent necessary in the performance of your duties under this Agreement, with respect to the facts or subject matter of any pending or potential litigation, or regulatory or administrative proceeding involving Viacom or any of Viacom's affiliated companies, other than any litigation or other proceeding in which you are a party-in-opposition, without giving prior notice to Viacom or Viacom's counsel; and (ii) in the event that any other party attempts to obtain information or documents from you with respect to matters possibly related to such litigation or other proceeding, you shall promptly notify Viacom's counsel before providing such information or documents.

Susan C. Gordon
As of March 1, 2001

        (f)    No Right to Give Interviews or Write Books, Articles, Etc.    During the Term, except as authorized by Viacom, you shall not (i) give any interviews or speeches, or (ii) prepare or assist any person or entity in the preparation of any books, articles, television or motion picture productions or other creations, in either case, concerning Viacom or any of its affiliated companies or any of their respective officers, directors, agents, employees, suppliers or customers.

        (g)   Return of Property.    All documents, data, recordings, or other property, whether tangible or intangible, including all information stored in electronic form, obtained or prepared by or for you and utilized by you in the course of your employment with Viacom or any of its affiliated companies shall remain the exclusive property of Viacom. In the event of the termination of your employment for any reason, Viacom reserves the right, to the extent permitted by law and in addition to any other remedy Viacom may have, to deduct from any monies otherwise payable to you the following: (i) all amounts you may owe to Viacom or any of its affiliated companies at the time of or subsequent to the termination of your employment with Viacom; and (ii) the value of the Viacom property which you retain in your possession after the termination of your employment with Viacom. In the event that the law of any state or other jurisdiction requires the consent of an employee for such deductions, this Agreement shall serve as such consent.

        (h)   Non-Disparagement.    You agree that, during the Term and for one (1) year thereafter, you shall not, in any communications with the press or other media or any customer, client or supplier of Viacom or any of its affiliated companies, criticize, ridicule or make any statement which disparages or is derogatory of Viacom or any of its affiliated companies or any of their respective directors or senior officers.

        (i)    Injunctive Relief.    Viacom has entered into this Agreement in order to obtain the benefit of your unique skills, talent, and experience. You acknowledge and agree that any violation of paragraphs 6(a) through (h) of this Agreement shall result in irreparable damage to Viacom, and, accordingly, Viacom may obtain injunctive and other equitable relief for any breach or threatened breach of such paragraphs, in addition to any other remedies available to Viacom.

        (j)    Survival; Modification of Terms.    Your obligations under paragraphs 6(a) through (i) shall remain in full force and effect for the entire period provided therein notwithstanding the termination of your employment under this Agreement for any reason or the expiration of the Term; provided, however, that your obligations under paragraph 6(a) (but not under any other provision of this Agreement) shall cease if you terminate your employment for Good Reason or Viacom terminates your employment without Cause and you notify Viacom in writing that you have elected to waive your right to receive, or to continue to receive, termination payments and benefits under paragraphs 8(d)(i) through (vi) and/or 8(e). You and Viacom agree that the restrictions and remedies contained in paragraphs 6(a) through (i) are reasonable and that it is your intention and the intention of Viacom that such restrictions and remedies shall be enforceable to the fullest extent permissible by law. If a court of competent jurisdiction shall

Susan C. Gordon
As of March 1, 2001

find that any such restriction or remedy is unenforceable but would be enforceable if some part were deleted or the period or area of application reduced, then such restriction or remedy shall apply with the modification necessary to make it enforceable.

        7.     Disability.    In the event that you become "disabled" within the meaning of such term under Viacom's Short-Term Disability ("STD") program and its Long-Term Disability ("LTD") program during the Term (such condition is referred to as a "Disability"), you shall receive compensation under the STD program in accordance with its terms. Thereafter, you shall be eligible to receive benefits under the LTD program in accordance with its terms. If you have not returned to work by December 31st of a calendar year during the Term, you shall receive bonus compensation for the calendar year(s) during the Term in which you receive compensation under the STD program, determined as follows:

  (i)
  the portion of the calendar year from January 1st until the date on which shall be determined in accordance with the STIP (i.e., based upon Viacom's you first receive compensation under the STD program, bonus compensation achievement of its goals and Viacom's good faith estimate of your achievement of your personal goals) and prorated for such period; and

  (ii)
  for any subsequent portion of that calendar year and any portion of the following calendar year in which you receive compensation under the STD program, bonus compensation shall be in an amount equal to your Target Bonus and prorated for such period(s).

Bonus compensation under this paragraph 7 shall be paid, less applicable deductions and withholding taxes, by February 28th of the year(s) following the year as to which such bonus compensation is payable. You shall not receive bonus compensation for any portion of the calendar year(s) during the Term while you receive benefits under the LTD program. For the periods that you receive compensation and benefits under the STD and LTD programs, such compensation and benefits and the bonus compensation provided under this paragraph 7 are in lieu of Salary and Bonus under paragraphs 3(a) and (b).

        8.     Termination.

        (a)   Termination for Cause.    Viacom may, at its option, terminate your employment under this Agreement forthwith for Cause and thereafter shall have no further obligations under this Agreement, including, without limitation, any obligation to pay Salary or Bonus or provide benefits. Cause shall mean: (i) embezzlement, fraud or other conduct which would constitute a felony; (ii) willful unauthorized disclosure of Confidential Information; (iii) your failure to obey a material lawful directive that is appropriate to your position from an executive(s) in your reporting line; (iv) your material breach of this Agreement; or (v) your failure (except in the event of your Disability) or refusal to substantially perform your material obligations under this Agreement. Viacom shall give you written notice prior to terminating

Susan C. Gordon
As of March 1, 2001

    your employment pursuant to (iii), (iv), or (v) of this paragraph 8(a), setting forth the nature of any alleged failure, breach or refusal in reasonable detail and the conduct required to cure. Except for a failure, breach or refusal which, by its nature, cannot reasonably be expected to be cured, you shall have ten (10) business days from the giving of such notice within which to cure any failure, breach or refusal under (iii), (iv), or (v) of this paragraph 8(a); provided, however, that, if Viacom reasonably expects irreparable injury from a delay of ten (10) business days, Viacom may give you notice of such shorter period within which to cure as is reasonable under the circumstances.

        (b)   Good Reason Termination.    You may terminate your employment under this Agreement for Good Reason at any time during the Term by written notice to Viacom no more than thirty (30) days after the occurrence of the event constituting Good Reason. Such notice shall state an effective date no earlier than thirty (30) business days after the date it is given; provided, that Viacom may set an effective date for your resignation at any time after receipt of your notice. Viacom shall have ten (10) business days from the giving of such notice within which to cure and, in the event of such cure, your notice shall be of no further force or effect. Good Reason shall mean without your consent (other than in connection with the termination or suspension of your employment or duties for Cause or in connection with your Disability): (i) the assignment to you of duties or responsibilities substantially inconsistent with your position(s) or duties; (ii) the withdrawal of material portions of your duties described in paragraph 2; (iii) the material breach by Viacom of its material obligations under this Agreement; or (iv) the relocation of your position outside of the New York metropolitan area.

        (c)   Termination Without Cause.    Viacom may terminate your employment under this Agreement without Cause at any time during the Term by written notice to you.

        (d)   Termination Payments/Benefits.    In the event that your employment terminates under paragraph 8(b) or (c), you shall thereafter receive, less applicable withholding taxes:

  (i)
  your Salary, as in effect on the date on which your employment terminates, until the end of the Term, paid in accordance with Viacom's then effective payroll practices;

  (ii)
  bonus compensation for the calendar year in which such termination occurs, payable by February 28th of the following year, determined as follows:

  (x)
  for the portion of the calendar year from January 1st until the date of the termination, bonus compensation shall be determined in accordance with the STIP (i.e., based on Viacom's achievement of its goals and Viacom's good faith estimate of your achievement of your personal goals) and prorated for such period; and

Susan C. Gordon
As of March 1, 2001

    (y)
    for the remaining portion of such calendar year during the Term, bonus compensation shall be in an amount equal to your Target Bonus and prorated for such period;
  (iv)
  bonus compensation for each subsequent calendar year or portion thereof during the Term, in an amount equal to your Target Bonus, prorated for any partial calendar year and payable by February 28th of the following year;

  (v)
  your car allowance until the end of the Term, paid in accordance with Viacom's then effective payroll practices;

  (v)
  medical and dental insurance coverage provided under COBRA at no cost to you (except as hereafter described) pursuant to benefit plans determined by Viacom until the end of the Term or, if earlier, the date on which you become eligible for medical and dental coverage from a third party; provided, that, during the period that Viacom provides you with this coverage, an amount equal to the applicable COBRA premiums (or such other amounts as may be required by law) shall be included in your income for tax purposes to the extent required by law and Viacom may withhold taxes from your compensation for this purpose; and provided, further, that you may elect to continue your medical and dental insurance coverage under COBRA at your own expense for the balance, if any, of the period required by law;

  (vi)
  life insurance coverage until the end of the Term pursuant to Viacom's then-current policy in the amount then furnished to Viacom employees at no cost (the amount of such coverage shall be reduced by the amount of life insurance coverage furnished to you at no cost by a third party employer); and

  (vii)
  the following with respect to any stock options granted to you under the 2000 Long-Term Management Incentive Plan and any predecessor or successor plans ("LTMIP"):

  (x)
  all LTMIP stock options that have not vested and become exercisable on the date of such termination but that would have vested on or before the end of the Term shall vest on the date of termination; such LTMIP stock options shall remain exercisable for six (6) months after such date or, if earlier, until their expiration date; and

Susan C. Gordon
As of March 1, 2001

    (y)
    all outstanding LTMIP stock options that have previously vested and become exercisable by the date of such termination shall remain exercisable for six (6) months after such date or, if earlier, until their expiration date.

You shall be required to mitigate the amount of any payment provided for in (i), (ii), (iii) and (iv) of this paragraph 8(d) by seeking other employment, and the amount of such payments shall be reduced by any compensation earned by you from any source, including, without limitation, salary, sign-on or annual bonus compensation, consulting fees, commission payments, car allowance and, in the event you receive long-term compensation with a present value, as reasonably determined by Viacom, greater than you would likely have received from Viacom during a comparable period (based on historical grants of long-term compensation during your service with Viacom and Viacom's practices with respect to your position, and prorating the value of such long-term compensation over the term of service required to vest therein), in each case as reasonably determined by Viacom, the amount of such excess; provided, that mitigation shall not be required, and no reduction for other compensation shall be made, for twelve (12) months after the termination of your employment or, if less, the balance of the Term.

  (e)
  Non-Renewal Notice/Payments.

  (i)
  If (x) Viacom notifies you that it has elected not to extend or renew this Agreement (such notice is referred to as a "Non-Renewal Notice") less than twelve (12) months before the end of the Term and terminates your employment without Cause within twelve (12) months after the end of the Term; or (y) your employment terminates under paragraph 8(b) or (c) less than twelve (12) months before the end of the Term, you shall continue to receive your then-current Salary for the balance, if any, of the twelve (12) months from the date on which Non-Renewal Notice is given or your employment terminates, whichever is earlier.

  (ii)
  If Viacom does not give you a Non-Renewal Notice by the end of the Term and you remain employed through that date but have not entered into a new contractual relationship with Viacom or any of its affiliated companies, and Viacom terminates your employment without Cause less than twelve (12) months after the end of the Term, you shall continue to receive your then-current Salary for the balance, if any, of the twelve (12) months after the expiration of the Term.

Susan C. Gordon
As of March 1, 2001

        Notwithstanding the foregoing, you shall not receive Salary under this paragraph 8(e) with respect to any period for which you receive Salary under paragraph 3(a) or 8(d)(i) or otherwise. Payments under this paragraph 8(e) shall be made, less applicable withholding taxes, in accordance with Viacom's then effective payroll practices. You shall be required to mitigate the amount of any payment under this paragraph 8(e) by seeking other employment, and the amount of any such payment shall be reduced by any compensation earned by you from any source, including, without limitation, salary, sign-on or annual bonus compensation, consulting fees, commission payments, car allowance and, in the event you receive long-term compensation with a present value, as reasonably determined by Viacom, greater than you would likely have received from Viacom during a comparable period (based on historical grants of long-term compensation during your service with Viacom and Viacom's practices with respect to your position, and prorating the value of such long-term compensation over the term of service required to vest therein), in each case as reasonably determined by Viacom, the amount of such excess.

        (f)    Termination of Benefits.    Notwithstanding anything in this Agreement to the contrary (except as otherwise provided in paragraph 8(d) with respect to medical and dental benefits and life insurance), participation in all Viacom benefit plans and programs (including, without limitation, vacation accrual, the Viacom Investment Plan, the Viacom Pension Plan and the related excess plans, LTD, car insurance and accidental death and dismemberment and business travel and accident insurance) shall terminate upon the termination of your employment except to the extent otherwise expressly provided in such plans or programs and subject to any vested rights you may have under the terms of such plans or programs. The foregoing shall not apply to the LTMIP and, after the termination of your employment, your rights under the LTMIP shall be governed by the terms of the LTMIP option agreements and the applicable LTMIP plans together with paragraph 8(d)(vii).

        (g)    Resignation from Official Positions.    If your employment with Viacom terminates for any reason, you shall be deemed to have resigned at that time from any and all officer or director positions that you may have held with Viacom or any of its affiliated companies and all board seats or other positions in other entities you held on behalf of Viacom. If, for any reason, this paragraph 8(g) is deemed insufficient to effectuate such resignation, you agree to execute, upon the request of Viacom, any documents or instruments which Viacom may deem necessary or desirable to effectuate such resignation or resignations, and you hereby authorize the Secretary and any Assistant Secretary of Viacom to execute any such documents or instruments as your attorney-in-fact.

        9.    Death.    In the event of your death prior to the end of the Term while actively employed, your beneficiary or estate shall receive (i) your Salary up to the date on which the death occurs; (ii) any Bonus earned in the prior year but not yet paid; and (iii) bonus compensation for the calendar year in which the death occurs, determined in accordance with the STIP (i.e., based upon Viacom's achievement of its goals and Viacom's good faith estimate of your achievement of your personal goals) and pro-rated for the portion of the year through the date of death, payable, less applicable deductions and withholding taxes, by February 28th of the

Susan C. Gordon
As of March 1, 2001

following year. In the event of your death after the termination of your employment while you are entitled to receive compensation under paragraph 8(d) or (e), your beneficiary or estate shall receive (x) any Salary payable under paragraph 8(d)(i) or 8(e) up to the date on which the death occurs; (y) any bonus compensation earned under paragraph 8(d)(ii) or (iii) with respect to the prior year but not yet paid; and (z) any bonus compensation for the calendar year in which the death occurs, determined in accordance with paragraph 8(d)(ii) or (iii) and pro-rated for the portion of the year through the date of death, payable, less applicable deductions and withholding taxes, by February 28th of the following year.

        10.    No Acceptance of Payments.    You represent that you have not accepted or given nor shall you accept or give, directly or indirectly, any money, services or other valuable consideration from or to anyone other than Viacom for the inclusion of any matter as part of any film, television program or other production produced, distributed and/or developed by Viacom and/or any of its affiliated companies.

        11.    Equal Opportunity Employer; Employee Statement of Business Conduct.    You recognize that Viacom is an equal opportunity employer. You agree that you shall comply with Viacom policies regarding employment practices and with applicable federal, state and local laws prohibiting discrimination on the basis of race, color, sex, religion, national origin, citizenship, age, marital status, sexual orientation, disability or veteran status. In addition, you agree that you shall comply with the Viacom Employee Statement of Business Conduct.

        12.    Notices.    All notices under this Agreement must be given in writing, by personal delivery or by mail, at the parties' respective addresses shown on this Agreement (or any other address designated in writing by either party), with a copy, in the case of Viacom, to the attention of the General Counsel of Viacom. Any notice given by mail shall be deemed to have been given three days following such mailing.

        13.    Assignment.    This is an Agreement for the performance of personal services by you and may not be assigned by you or Viacom except that Viacom may assign this Agreement to any affiliated company of or any successor in interest to Viacom.

        14.    New York Law, Etc.    You acknowledge that this agreement has been executed, in whole or in part, in New York, and your employment duties are primarily performed in New York. Accordingly, you agree that this Agreement and all matters or issues arising out of or relating to your Viacom employment shall be governed by the laws of the State of New York applicable to contracts entered into and performed entirely therein. Any action to enforce this Agreement shall be brought solely in the state or federal courts located in the City of New York, Borough of Manhattan.

        15.    No Implied Contract.    Nothing contained in this Agreement shall be construed to impose any obligation on Viacom or you to renew this Agreement or any portion thereof. The parties intend to be bound only upon execution of a written agreement and no negotiation, exchange of draft or partial performance shall be deemed to imply an agreement. Neither the

Susan C. Gordon
As of March 1, 2001

continuation of employment nor any other conduct shall be deemed to imply a continuing agreement upon the expiration of the Term.

        16.    Entire Understanding.    This Agreement contains the entire understanding of the parties hereto relating to the subject matter contained in this Agreement, and can be changed only by a writing signed by both parties.

        17.    Void Provisions.    If any provision of this Agreement, as applied to either party or to any circumstances, shall be found by a court of competent jurisdiction to be unenforceable but would be enforceable if some part were deleted or the period or area of application were reduced, then such provision shall apply with the modification necessary to make it enforceable, and shall in no way affect any other provision of this Agreement or the validity or enforceability of this Agreement.

        18.    Supersedes Prior Agreements.    With respect to the period covered by the Term, this Agreement supersedes and cancels all prior agreements relating to your employment by Viacom or any of its affiliated companies.

        If the foregoing correctly sets forth our understanding, please sign, date and return all three (3) copies of this Agreement to the undersigned for execution on behalf of Viacom; after this Agreement has been executed by Viacom and a fully-executed copy returned to you, it shall constitute a binding agreement between us.

Very truly yours,
VIACOM INC.
By:	/s/ WILLIAM A. ROSKIN

	Name:	William A. Roskin
	Title:	Senior Vice President, Human Resources and Administration
ACCEPTED AND AGREED:
/s/ SUSAN C. GORDON Susan C. Gordon
Dated:	March 2001

March 1, 2001

Susan C. Gordon
45 West 60th Street, Apt. 24K
New York, New York 10023

Dear Ms. Gordon:

        Reference is made to your employment agreement with Viacom Inc. ("Viacom"), dated as of March 1, 2001 (your "Employment Agreement"). All defined terms used without definitions shall have the meanings provided in your Employment Agreement.

        This letter, when fully executed below shall amend your Employment Agreement as follows:

        1.    Term.    Paragraph 1 shall be amended to change the date representing the end of the Term in the first and second sentences from "February 29, 2004" to "February 28, 2005".

        2.    Duties.    Paragraph 2 shall be amended to change your title from "Vice President, Controller and Chief Accounting Officer" to "Senior Vice President, Controller and Chief Accounting Officer" and to change the title of the executive referred to in the second sentence from "Executive Vice President, Chief Financial Officer" to "Senior Executive Vice President, Chief Financial Officer".

        3.    Compensation/Salary.    Paragraph 3(a) shall be amended to replace the second sentence with the following sentence:

  "Your Salary shall be increased on March 1, 2002 to Five Hundred Thirty Thousand Dollars ($530,000) a year, on March 1, 2003 to Five Hundred Sixty Thousand Dollars ($560,000) a year and on March 1, 2004 to Five Hundred Ninety Thousand Dollars ($590,000) a year."

        4.    Compensation/Stock Option Grants.    Paragraph 3(c) shall be amended to read in its entirety as follows:

        "(c)    Stock Option Grants.

  (i)
  2002 Special Grant.    You shall receive a special grant (the "Special Grant") under Viacom's 2000 Long-Term Management Incentive Plan of stock options to purchase Twenty Five Thousand (25,000) shares of Viacom Class B Common Stock, on March 20, 2002, with an exercise price equal to the closing price of a share of Class B Common Stock on the New York Stock Exchange on the date of grant. The Special Grant shall vest in four (4) equal installments on the first, second, third and fourth anniversaries of the date of grant."

  (ii)
  Annual Stock Option Grants.    You shall receive an annual grant for calendar years 2003, 2004 and 2005 (the "Annual Grants") under the 2000 Long-Term Management Incentive Plan or any successor plans of stock options to purchase Seventy Five Thousand (75,000) shares of Viacom Class B Common Stock. The Annual Grants shall be awarded as of the date on which the Compensation Committee of the Viacom Board of Directors shall award the major stock option grant to the senior executives of Viacom for such year and shall be on the same terms (i.e., with respect to vesting, exercise price and exercise term) as such grant.

        Except as herein amended, all other terms and conditions of your Employment Agreement shall remain the same and your Employment Agreement, as herein amended, shall remain in full force and effect.

        If the foregoing correctly sets forth our understanding, please sign, date and return all three (3) copies of this letter agreement to the undersigned for execution on behalf of Viacom; after this letter agreement has been executed by Viacom and a fully-executed copy returned to you, it shall constitute a binding amendment to your Employment Agreement.

Very truly yours,
VIACOM INC.
By:	/s/ WILLIAM A. ROSKIN
	Name:	William A. Roskin
	Title:	Senior Vice President, Human Resources and Administration
ACCEPTED AND AGREED:
/s/ SUSAN C. GORDON Susan C. Gordon
Dated:	April 9, 2002

2

March 16, 2001

Susan C. Gordon
45 West 60th Street, Apt. 24K
New York, New York 10023

Dear Ms. Gordon:

        Reference is made to your employment agreement dated as of March 1, 2001 with Viacom Inc. (your "Employment Agreement").

        This is to confirm our understanding that during the Term (as defined in your Employment Agreement), you will be entitled to perquisites generally consistent with those provided to Viacom's Corporate Senior Vice Presidents, including without limitation, first class travel privileges.

Very truly yours,
/s/ WILLIAM A. ROSKIN

May 1, 2004

Susan C. Gordon
45 West 60th Street, Apt. 11A
New York, New York 10023

Dear Ms. Gordon:

        Reference is made to your employment agreement with Viacom Inc. ("Viacom"), dated as of March 1, 2001, as amended (your "Employment Agreement"). All defined terms used without definitions shall have the meanings provided in your Employment Agreement.

        This letter, when fully executed below shall amend your Employment Agreement as follows:

        1.    Term.    Paragraph 1 shall be amended to change the date representing the end of the Term in the first and second sentences from "February 28, 2005" to "February 28, 2007".

        2.    Compensation/Salary.    Paragraph 3(a) shall be amended to add the following sentence at the end thereof:

  "Your Salary shall be increased on March 1, 2005 to Seven Hundred Twenty Five Thousand Dollars ($725,000) a year and on March 1, 2006 to Seven Hundred Seventy Five Thousand Dollars ($775,000) a year."

        3.    Compensation/Bonus.    Paragraph 3(b) shall be amended to read in its entirety as follows:

          "(b) Bonus Compensation. You also shall be entitled to receive annual bonus compensation ("Bonus") during your employment with Viacom under this Agreement, determined and payable as follows:

    (i)
    Your Bonus for each calendar year during your employment with Viacom under this Agreement shall be determined in accordance

Susan C. Gordon
May 1, 2004

      with the Viacom Senior Executive Short-Term Incentive Plan, as the same may be amended from time to time, or any successor plan (the "STIP").

    (ii)
    Your target bonus ("Target Bonus") for each of those calendar years shall be 50% of your Salary as in effect on November 1st of such year (or the last day of the Term, if earlier). Your Bonus may be prorated for any portion of the calendar year that you were employed by the Company.

    (iii)
    In exercising its negative discretion to determine the amount of Bonus that you will receive under the STIP for any calendar year or portion thereof during your employment under this Agreement (assuming the targets established for such period have been achieved), the Viacom Compensation Committee will take into consideration the amount of your Target Bonus for such period but only to the extent that such consideration is consistent with the terms of the STIP and Section 162(m) of the Internal Revenue Code of 1986, as amended, including any successor law thereto, and the rules and regulations promulgated thereunder.

    (iv)
    Your Bonus for any calendar year shall be payable, less applicable deductions and withholding taxes, by February 28th of the following year."

        4.    Compensation/Stock Option Grants.    Paragraph 3(c) shall be amended to include a reference to the years "2006 and 2007" in the first sentence of clause (ii) concerning your right to receive annual stock option grants and to add the following sentence at the end of clause (ii):

    "In the event that Viacom ceases to generally award annual stock option grants for the 2005, 2006 and 2007 calendar years, you will receive, in place of the Annual Grant(s), long-term compensation award(s) for such year(s) in the form generally awarded to Viacom's senior executives at the time of the grant and having a value, as determined by Viacom, substantially equivalent to the value of the Annual Grant(s) that you would otherwise have received."

Susan C. Gordon
May 1, 2004

        5.    Litigation.    Paragraph 6(e) shall be replaced in its entirety with the following paragraph:

    "(e)    Litigation.

      (i)
      You agree that, during the Term, for one (1) year thereafter and, if longer, during the pendency of any litigation or other proceeding, and except as may be required by law or legal process, (x) you shall not communicate with anyone (other than your own attorneys and tax advisors), except to the extent necessary in the performance of your duties under this Agreement, with respect to the facts or subject matter of any pending or potential litigation, or regulatory or administrative proceeding involving Viacom or any of its affiliated companies, other than any litigation or other proceeding in which you are a party-in-opposition, without giving prior notice to Viacom or its counsel; and (y) in the event that any other party attempts to obtain information or documents from you with respect to such matter, either through formal legal process such as a subpoena or by informal means such as interviews, you shall promptly notify Viacom's counsel before providing any information or documents.

      (ii)
      You agree to cooperate with Viacom and its attorneys, both during and after the termination of your employment, in connection with any litigation or other proceeding arising out of or relating to matters in which you were involved prior to the termination of your employment. Your cooperation shall include, without limitation, providing assistance to Viacom's counsel, experts or consultants, and providing truthful testimony in pretrial and trial or hearing proceedings. In the event that your cooperation is requested after the termination of your employment, Viacom will (x) seek to minimize interruptions to your schedule to the extent consistent with its interests in the matter; and (y) reimburse you for all reasonable and appropriate out-of-pocket expenses actually incurred by you in connection with such cooperation upon reasonable substantiation of such expenses.

      (iii)
      Except as required by law or legal process, you agree that you will not testify in any lawsuit or other proceeding which directly or indirectly involves Viacom or any of its affiliated companies, or which may create the impression that such testimony is endorsed or approved by Viacom or any of its affiliated

Susan C. Gordon
May 1, 2004

      companies. In all events, you shall give advance notice of such testimony promptly after you become aware that you may be required to provide it. Viacom expressly reserves its attorney-client and other privileges except if expressly waived in writing."

        You acknowledge that you are not entitled to receive any severance benefits pursuant to the letters from William A. Roskin to you dated March 16, 2001 and March 1, 2002.

        Except as herein amended, all other terms and conditions of your Employment Agreement shall remain the same and your Employment Agreement, as herein amended, shall remain in full force and effect.

        If the foregoing correctly sets forth our understanding, please sign, date and return all three (3) copies of this letter agreement to the undersigned for execution on behalf of Viacom; after this letter agreement has been executed by Viacom and a fully-executed copy returned to you, it shall constitute a binding agreement between us and a binding amendment to your Employment Agreement.

Very truly yours,
VIACOM INC.
By:
/s/ WILLIAM A. ROSKIN
	Name:	William A. Roskin
	Title:	Senior Vice President, Human Resources and Administration
ACCEPTED AND AGREED:
/s/ SUSAN C. GORDON
Susan C. Gordon
Dated:
August 5, 2004